UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  July 26, 2010

Greenrock Ventures, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-53689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

c/o Roman Zherdytskyi

Dmitrivska str 71/7

01135 Kiev, Ukraine

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+00380974045651

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2010, William Tay, the sole shareholder of Greenrock Ventures, Inc., entered into a stock purchase agreement (the “Agreement”) with Pure Wind Energy Investments Limited, a Cyprus corporation (“Pure Wind Energy”), Colierna Investments LTD, a Cyprus corporation (“Colierna Investments”), and Carat Consulting & Trading Limited, a United Kingdom corporation (“Carat Consulting”). Pursuant to the Agreement, William Tay transferred to Pure Wind Energy 21,718,620 shares of our common stock, 6,205,320 shares of common stock to Colierna Investments and 3,102,660 shares of common stock to Carat Consulting, all of which represents 99% of our issued and outstanding shares in consideration of $60,000.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On August 19, 2010, William Tay, the sole shareholder of Greenrock Ventures, Inc., consummated a sale of 31,026,600 shares of our common stock to Pure Wind Energy, Colierna Investments, and Carat Consulting for an aggregate purchase price of $60,000. Following the closing of the stock purchase transaction, Pure Wind Energy owns a 69.3% interest, Colierna Investments owns a 19.8% interest, and Carat Consulting owns a 9.9% interest in the issued and outstanding shares of our common stock.

Nataliia Martynenko is the sole officer and director and controlling stockholder of Pure Wind Energy and may be deemed the beneficial owner of the shares of the Company's Common Stock owned by it.

Panagiotis Georgiou is the sole officer and director and controlling stockholder of Colierna Investments and may be deemed the beneficial owner of the shares of the Company's Common Stock owned by it.

Oleksandr Bieliaiev is the sole officer and director and controlling stockholder of Carat Consulting and may be deemed the beneficial owner of the shares of the Company's Common Stock owned by it.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On August 19, 2010, William Tay resigned as our President and member of the Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On August 19, 2010, Andriy Zinchuk was appointed as the Chairman of our Board of Directors, President and Chief Executive Officer.

Andriy Zinchuk, Age 21, President, CEO and Director

Mr. Andriy Zinchuk, age 21, was born in Lutsk, Ukraine on August 21, 1989. His business experience and educational background are as follows:

Ltd. "Osnova" (Kyiv, Ukraine 2010 - Present)

Position: Economist

Ltd. "Western Sugar Group" (Lutsk, Ukraine 2010)

Position: CEO assistant, Intern

Volyn State Administration, Department of International Cooperation and European Integration (Lutsk, Ukraine 2010)

Position: Intern, Volunteer

Parliament of Canada, Conservative Party (Ottawa, Canada 2009),

Position: Assistant to M.P. Patrick Brown, Intern

Consulate General of Ukraine,

Canada-Ukraine Trade and Economic Mission (Toronto, Canada 2009)

Position: Assistant to Head of Trade and Economic Mission of Ukraine to Canada, Intern

Radio Show “4 Wave – Sunday” (Vancouver 2009)

Position: Producer, Host

Radio Vera (Vancouver 2009)

Position: Host

Western - Ukrainian Socio Center (Marketing Research Company, Ukraine, 2006-2007)

Position: Manager.

Educational Background:

British Columbia Institute of Technology, Canada 2009, School of Business, Business Administration Program

Ternopil National Economy University, Ukraine 2006 – Present, Ukrainian – Dutch Faculty of Economy and Management,

Bachelor in Management of Foreign Economic Activities Program, Lutsk Specialized School #1, Ukraine 1995- 2006  Foreign languages specialization

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at Greenrock Ventures, Inc.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Stock Purchase Agreement between William Tay Pure Wind Energy Investments Limited, Colierna Investments LTD and Carat Consulting & Trading Limited Effective July 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenrock Ventures, Inc.

/s/ Andriy Zinchuk

By:  ____________________________________

Name:  Andriy Zinchuk

Title: President and Chief Executive Officer

Dated: August 19, 2010